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                                                                    EXHIBIT 99.2


                             WASHINGTON COMMERCIAL
                                    BANCORP

DELIVERY BY MAIL TO:                                      DELIVER IN PERSON TO:
-------------------                                       --------------------
OTR, INC.                                                 OTR, INC.
1000 SW BROADWAY                                          1000 SW BROADWAY
SUITE 920                                                 SUITE 920
PORTLAND, OR 97205                                        PORTLAND, OR 97205
ATTENTION: BOB ROACH                                      ATTENTION: BOB ROACH
                                  ELECTION FORM

_______________________________________________________________________________
                                                  ACCOUNT NUMBER

                                                      NUMBER OF    CUSIP NUMBER
                                                       SHARES      ____________
_______________________________________________________________________________


                         LIST ALL CERTIFICATES SUBMITTED

   CERTIFICATE NUMBER        SHARES         CERTIFICATE NUMBER          SHARES
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                    ELECTION

You may select one of the following options. All certificates for shares that are covered by your election must accompany this form and the transmittal form.

[ ]   1.   Exchange all of my Washington Commercial Bancorp shares for Venture shares ("All Stock Election")

[ ]   2.   Exchange all of my Washington Commercial Bancorp shares for cash
           ("All Cash Election")

[ ]   3.   Exchange all of my Washington Commercial Bancorp shares for a predetermined split of Venture shares and cash based on the percentages of cash and stock to be paid by Venture in the merger
            (the "Mixed Election").

            PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY AND RETURN THIS FORM, YOUR STOCK CERTIFICATES AND THE TRANSMITTAL FORM TO OTR, INC. DO NOT MAIL THIS ELECTION FORM TO VENTURE OR
                         WASHINGTON COMMERCIAL BANCORP.


               SIGNATURE_______________________________________________________
                    DATE________________________

               SIGNATURE_______________________________________________________
                    DATE________________________


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DELIVERY BY MAIL TO:               OTR, INC.              DELIVER IN PERSON TO:
-------------------                                       --------------------
OTR, INC.                                                 OTR, INC.
1000 SW BROADWAY                                          1000 SW BROADWAY
SUITE 920                                                 SUITE 920
PORTLAND, OR 97205                                        PORTLAND, OR 97205
ATTENTION: BOB ROACH                                      ATTENTION: BOB ROACH
                                TRANSMITTAL FORM

______________________________________________________________________________
                                                 ACCOUNT NUMBER


                                                   NUMBER OF    CUSIP NUMBER
                                                    SHARES      ___________
______________________________________________________________________________


                         LIST ALL CERTIFICATES SUBMITTED

   CERTIFICATE NUMBER     SHARES       CERTIFICATE NUMBER            SHARES
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

      LOST CERTIFICATES
          IF YOUR SECURITIES HAVE BEEN EITHER LOST OR DESTROYED, PLEASE COMPLETE THE ATTACHED AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE
          AND SUBMIT TO OTR, INC., 1000 SW Broadway, Suite 920, Portland,    G
          OREGON 97205, ATTENTION: BOB ROACH. YOU WILL ALSO BE REQUIRED
          TO POST A BOND.

________________________________________________________________________________
SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
                   (PLEASE REFER TO ACCOMPANYING GUIDELINES)
________________________________________________________________________________
PART 1 - PLEASE ENTER YOUR
SOCIAL SECURITY NUMBER OR                              [ ][ ][ ][ ][ ][ ][ ][ ]
EMPLOYER IDENTIFICATION NUMBER
                                                                 [ ]
________________________________________________________________________________

PART 2 - CERTIFICATION - UNDER PENALTIES OF PERJURY,    PART 3 - CERTIFICATION
         I CERTIFY THAT:                                         FOR FOREIGN
   (1)   The number shown on this form is my correct             RECORD HOLDERS
         Taxpayer Identification Number (or I am
         waiting for a number to be issued to me) and   UNDER PENALTIES OF
                                                        PERJURY, I CERTIFY THAT
   (2)   I am not subject to backup withholding either  I AM NOT A UNITED STATES
         because I have not been notified by the        CITIZEN OR RESIDENT (OR
         Internal Revenue Service ("IRS") that I am     I AM SIGNING FOR A
         subject to backup withholding as a result      FOREIGN CORPORATION,
         of failure to report all interest or           PARTNERSHIP, ESTATE OR
         dividends, or the IRS has notified me that I   TRUST).
         am not subject to backup withholding.

                                                        SIGNATURE

   Certification Instructions - You must cross out
   Item (2) in Part 2 above if you have been notified
   by the IRS that you are subject to backup            DATE
   withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).


  SIGNATURE**______________________________________        DATE_________________
________________________________________________________________________________

** Signature must be Medallion Guaranteed, unless the certificate for common stock is being issued in exactly the same name as the name of the holder on the surrendered stock certificate.
________________________________________________________________________________


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                  INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

                            AND THE TRANSMITTAL FORM

All holders of Washington Commercial Bancorp shares must surrender their stock certificates to OTR, Inc. (the "EXCHANGE AGENT") to receive the merger consideration. Until Washington Commercial Bancorp stock certificates are received by the Exchange Agent at the address set forth on the Transmittal Form, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange, the holder of such Washington Commercial Bancorp stock certificates will not receive Venture shares or cash (or any dividends or other distributions payable on any such Venture shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or dividends.

1. ELECTIONS. The Election Form allows Washington Commercial Bancorp shareholders to elect to receive merger consideration in the form of (1) shares of Venture common stock (the "All Stock Election"), (2) cash (the "All Cash Election"), or (3) a predetermined mix of both stock and cash based on the percentages of stock and cash payable by Venture in the merger (a "Mixed Election"). Dissenting Washington Commercial Bancorp shareholders cannot make an election. To make an election, please list all certificates submitted and mark the desired box under "Election."


2. ELECTION DEADLINE. The Election Form must be received by the Exchange Agent prior to the Election Deadline at 5:00pm. Pacific Time on _____________ , 2005. To make a valid election, you must deliver the Election Form, properly completed and signed, the Transmittal Form and your stock certificates to the Exchange Agent

3. PRORATION AND ALLOCATION. All elections are subject to proration and allocation as described in the proxy statement/prospectus provided to Washington Commercial Bancorp shareholders as well as the terms of the merger agreement, which is attached as Appendix A to the proxy statement/prospectus.

4. REVOCATION OR CHANGE OF ELECTION. Any Election Form may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Form, but the notice must be received prior to the Election Deadline.

5. GUARANTEE OF SIGNATURES. The signature on this Transmittal Form must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved Medallion program, unless the checks in payment of the merger consideration will be issued in exactly the same name that was set forth on the stock certificate that you surrender with this Transmittal Form. You can obtain a signature guarantee from a commercial bank, savings bank, credit union, or broker dealer that participates in one of the Medallion signature guarantee programs. The leading Medallion signature guarantee programs are the Securities Transfer Agents Medallion Program (STAMP) whose participation includes more than 7,000 U.S. and Canadian financial institutions, and the New York Stock Exchange Medallion Signature Program (MSP) whose participants include many of the largest brokerage firms.

6. DELIVERY OF TRANSMITTAL FORM AND CERTIFICATES. The Transmittal Form, properly completed and duly executed, together with the certificate for the securities described should be delivered to the address set forth in the Transmittal Form.

    THE METHOD OF DELIVERY OF THE CERTIFICATE AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUEST.

7. INADEQUATE SPACE. If the space provided on the Transmittal Form is inadequate, the certificate numbers and the number of securities should be listed on a separate schedule to be attached thereto.

8. SIGNATURES OF TRANSMITTAL FORM, STOCK POWERS AND ENDORSEMENTS. When the Transmittal Form is signed by the registered owner of the certificate listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.

    If the certificate surrendered is owned of record by two or more joint owners, all such owners must sign the Transmittal Form.

    If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Transmittal Forms as there are different registrations of certificates.

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    If the Transmittal Form is signed by a person other than the registered owner of the certificate listed, such certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate. Signatures on such certificates or stock powers must be Medallion guaranteed.

    If the Transmittal Form or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorneys- in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence, satisfactory to the Exchange Agent, of their authority to do so must be submitted.

9. SUBSTITUTE FORM W-9. Enter your social security or taxpayer identification number, complete, sign and date the attached Substitute W-9 certification.

10. ADDITIONAL COPIES. Additional copies of the Election Form or Transmittal Form may be obtained from the Exchange Agent.

11. LOST, STOLEN OR DESTROYED CERTIFICATES. Any securityholder whose certificates have been lost, stolen, mutilated or destroyed should complete the attached AFFIDAVIT OF LOST OR DESTROYED SHARE CERTIFICATE and post a bond equal to 2% of the value of the lost stock or a $20 minimum. Please contact the Exchange Agent for details.

11. SURRENDER. All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent, Venture and Washington Commercial Bancorp, and such determination shall be final and binding. The Exchange Agent and Venture reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.


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                   THIS SECTION TO BE COMPLETED AND NOTARIZED
                ONLY IF YOU CANNOT LOCATE YOUR STOCK CERTIFICATE

                AFFIDAVIT OF LOST OR DESTROYED SHARE CERTIFICATE
                ------------------------------------------------

(Shareholder Information)

STATE OF ______________________________ NAME AND ADDRESS

COUNTY OF ____________________________  CITY/STATE/ZIP


CERTIFICATE NUMBER* ________________, FOR __________ Share(s) of Washington Commercial Bancorp common stock.

The undersigned person, being first duty sworn, deposes and says that:

     I am the lawful owner of the above described certificate. The certificate has (have) not been endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of. I have made a diligent search for the certificate and have been unable to find it, and make this affidavit for the purpose of tendering the certificate without surrender of the certificate, and hereby agree to surrender the certificate for cancellation should I, at any time, find the certificate. I, in consideration of the proceeds of the surrender of the Shares represented by the certificate, agree to completely indemnify, protect, and save harmless Washington Commercial Bancorp and Venture Financial Group, Inc. (the "Obligees"), from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation and replacement of the certificate, the surrender and purchase of Shares represented thereby and distribution of the proceeds of the certificate. The rights accruing to the Obligees under the preceding sentences shall not be limited by the negligence, inadvertence, accident, oversight, or breach of any duty or obligation on the part of Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach, or failure may occur or have occurred. I agree that this affidavit is to be delivered to accompany a bond of indemnity to protect the foregoing parties.

Signed, sealed and delivered by Affiant this _____ day of ______________, 2005

Signature of Affiant _________________  Signature of Co-Affiant ________________

On this _________ day of ___________, 2005, before me personally appeared _____________________ known to me to be the individual(s) who executed the foregoing instrument, and, being duly sworn, did depose and say that the statements contained therein are true.

(AFFIX NOTARY SEAL)





     My commission expires ______________ Notary Public _______________________

* If you do not have a record of your certificate number(s), leave line blank. These numbers will be researched by the Exchange Agent.